                                                                    EXHIBIT 12.1

                              HARTFORD LIFE, INC.

        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                ($ IN THOUSANDS)


                                                                                    FOR THE THREE
                                                                                  MONTHS ENDED MARCH
                                    FOR THE YEAR ENDED DECEMBER 31,                      31,
                          ---------------------------------------------------     ------------------
                            1992       1993       1994       1995      1996        1996       1997
                          --------   --------   --------   --------   -------     -------   --------
EARNINGS
OPERATING INCOME......... $150,000   $201,000   $223,000   $226,000   $31,000     $59,000   $100,000
                          --------   --------   --------   --------   -------     -------   --------
ADD:

FIXED CHARGES
Interest expense.........   26,000     25,000     29,000     35,000    55,000      11,000     16,000
Interest factor
  attributable to
  rentals................    7,230      7,570      7,910      8,300     8,760       2,160      2,280
                          --------   --------   --------   --------   -------     -------   --------
TOTAL FIXED CHARGES......   33,230     32,570     36,910     43,300    63,760      13,160     18,280
                          --------   --------   --------   --------   -------     -------   --------
EARNINGS, AS DEFINED..... $183,230   $233,570   $259,910   $269,300   $94,760     $72,160   $118,280
                          =========  =========  =========  =========  ========    ========  =========
RATIOS
Earnings, as defined, to
  total fixed charges....      5.5        7.2        7.0        6.2       1.5         5.5        6.5
                          =========  =========  =========  =========  ========    ========  =========
Earnings, as defined, to
  total fixed charges and
  preferred dividend
  requirements (1).......      5.5        7.2        7.0        6.2       1.5         5.5        6.5
                          =========  =========  =========  =========  ========    ========  =========


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(1) There were no shares of Preferred Stock outstanding during the periods included above.